                                                                    EXHIBIT 23.4



PERSONAL AND CONFIDENTIAL
-------------------------

June 27, 1997

Board of Directors
AMETEK, Inc.
Station Square
Paoli, Pennsylvania 19301

Re: Proxy Statement of AMETEK, Inc./Prospectus of Culligan Water Technologies, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated February 5, 1997 with respect to the fairness to the holders (the "Holders"), of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of AMETEK, Inc. (the "Company") of the Exchange Ratio (as defined in the Agreement) to be received for each Share pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of February 5, 1997, by and among Culligan Water Technologies, Inc., Culligan Water Company, Inc., Ametek Aerospace Products, Inc. and the Company (the "Agreement").

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Proxy Statement/Prospectus.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY--Opinion of Financial Advisor," "BACKGROUND OF THE SPIN-OFF AND THE MERGER," "REASONS FOR THE TRANSACTION; RECOMMENDATION OF
THE AMETEK BOARD" and "OPINION OF FINANCIAL ADVISOR" and to the inclusion of the foregoing opinion in the above-mentioned Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)